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                                   Exhibit (11)



                                     ECOLAB INC.
             COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                            (thousands, except per share)



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                                                                           Year Ended December 31,
                                                   --------------------------------------------------------------------
                                                     1996           1995           1994           1993           1992
                                                   --------       --------       --------       --------       --------

Income before extraordinary loss and
  cumulative effect of change in
  accounting - primary and fully
  diluted earnings per share computation           $113,185       $ 99,189       $ 84,562       $ 82,772       $ 71,488
                                                   --------       --------       --------       --------       --------
                                                   --------       --------       --------       --------       --------

Extraordinary loss related to retirement
  of debt - primary and fully diluted
  earnings per share computation                   $   -          $   -          $   -          $ (4,018)      $   -
                                                   --------       --------       --------       --------       --------
                                                   --------       --------       --------       --------       --------

Cumulative effect of change in
  accounting for income taxes - primary
  and fully diluted earnings per share
  computation                                      $   -          $   -          $   -          $  4,733      $   -
                                                   --------       --------       --------       --------       --------
                                                   --------       --------       --------       --------       --------

Net Income - primary and fully diluted
  earnings per share computation                   $113,185       $ 99,189       $ 84,562       $ 83,487       $ 71,488
                                                   --------       --------       --------       --------       --------
                                                   --------       --------       --------       --------       --------


Average shares outstanding - primary
  earnings per share computation and
  fully diluted loss per share
  computation                                        64,496         66,097         67,550         67,528         67,204


Additional shares outstanding, assuming
  exercise of dilutive stock options
  and acquisition of treasury shares at
  higher of the average or ending market
  price                                               2,290          1,863          1,103          1,351          1,022
                                                   --------       --------       --------       --------       --------

Average shares outstanding - fully
  diluted earnings per share computation             66,786         67,960         68,653         68,879         68,226
                                                   --------       --------       --------       --------       --------
                                                   --------       --------       --------       --------       --------

Income (Loss) Per Common Share
  Primary
    Before extraordinary loss and
      cumulative effect of change in
      accounting                                   $   1.75       $   1.50       $   1.25       $   1.23       $   1.06
    Extraordinary loss                                 -            -                -             (0.06)          -
    Changes in accounting principles                   -            -                -              0.07           -
      Net income                                   $   1.75     $   1.50         $   1.25       $   1.24       $   1.06
  Fully diluted
    Before extraordinary loss and
      cumulative effect of change in
      accounting                                   $   1.69       $   1.46       $   1.23       $   1.20       $   1.05
    Extraordinary loss                                 -              -              -             (0.06)          -
    Changes in accounting principles                   -              -              -              0.07           -
      Net income                                   $   1.69       $   1.46       $   1.23       $   1.21       $   1.05

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